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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1998, except as to Note 13 which is as of March 17, 1998, relating to the financial statements of FirstWorld Communications, Inc. (the Company) which appears in the Company's Form S-4 Registration Statement (No. 333-57829), as amended through the date hereof.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Diego, California
October 19, 1998